Pricing Supplement No. 2      Dated 7/23/98                Rule 424(b)(3)
(To Prospectus dated April 20, 1995 and                 File No. 33-58667
Prospectus Supplement dated April 20, 1995)          CUSIP No. 78355H GX1


$100,000,000


RYDER SYSTEM, INC.

Medium-Term Notes, Series 14
(Registered Notes--Fixed Rate)
Due Nine Months or More from Date of Issue

Principal Amount:       $25,000,000

Issue Price:                    100

Issue Date:                 7/28/98

Maturity Date:              7/29/02

Interest Rate:                6.27%

Form:  [X] Book Entry                    [ ]  Certificated

Redemption:   [X]      The Notes cannot be redeemed prior to maturity.
              [ ]      The Notes may be redeemed prior to maturity.

     Terms of Redemption:               -        -

Repayment at option of holder:          [X]      The holder has no option to
                                                 elect repayment of the Notes
                                                 prior to maturity.

                                        [ ]      The Notes are repayable prior
                                                 to maturity at the option of
                                                 holder.

     Terms of Repayment:                -

Discount note:    [  ]  Yes             [X]  No

     Total Amount of OID:               -

     Yield to Maturity:                 -

     Initial Accrual Period OID:        -

Name of Agent and Agent's Discount or Commission:

         Morgan Stanley & Co.                   $67,500
         JP Morgan                              $45,000


Additional Terms: